Exhibit 3.1.4

23-795	U-16, 598

ARTICLES OF INCORPORATION

OF

ANAGRAM INC.

-oOo-

The undersigned, being a natural person of full age, for the purpose of forming a corporation under and pursuant to the provisions of the Minnesota Business Corporation Act, being Chapter 301, Minnesota Statutes Annotated, does hereby adopt the following Articles of Incorporation.

ARTICLE I.

The name of this corporation shall be:

Anagram Inc.

ARTICLE II.

The purposes and powers of this corporation shall be:

(a) General business purposes.

(b) Marketing products and services of all types.

(c) To acquire, hold, mortgage, pledge or dispose of the shares, bond, securities and other evidences of indebtedness of any domestic or foreign corporation.

(d) To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide and otherwise handle, deal in, and dispose of real estate, real property, and any interest or right therein. To erect, construct, maintain, improve, rebuild, enlarge, alter, manage and control, directly or through ownership of stock in any corporation, any and all kinds of buildings, houses, stores, offices, shops, warehouses, factories, mills, machinery and plants, and any and all other structures and erections which may at any time be necessary, useful or advantageous, for the purposes of the corporation, and which lawfully may be done under the laws of the State of Minnesota.

(e) To make, enter into, perform and carry out contracts for constructing, building, altering, improving, repairing, decorating, maintaining, furnishing and fitting up buildings, tenements and structures of every description, and to advance money to and enter into agreements of all kinds with builders, contractors, property owners and others for said purpose.

(f) To purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares, and merchandise and personal property of every class and description; to acquire and pay for in cash, stocks or bonds of this corporation, or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person,

U-16, 599

firm, association or corporation; to acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation,

(g) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof, to borrow money for any of the purposes of the corporation, from time to time, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust or the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds or other obligations of the corporation, for its corporate purposes.

(h) To purchase, hold, sell and transfer the shares of its own capital stock.

(i) To have one or more offices, within or without the State of Minnesota, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country; and, in general, to exercise and to have such other powers and purposes as may be reasonably incidental to or necessary for the exercise of any of the powers hereinabove specified.

(j) To do each and all of the things aforesaid for itself, or as agent, nominee, broker, factor, consignee, associate, joint venturer, or partner of or with other persons, firms, partnerships, general or limited, associations, or corporations; and to do the same as fully and to the same extent as natural persons might or could do, including the formation or entering into joint ventures or general or limited partnerships or associations to do any of the things aforesaid and becoming and acting as a joint venturer, general or limited partners, or associate or member therein.

(k) The objects and purposes specified in the foregoing paragraphs shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from the terms of any other clause in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes and shall be in addition to any other powers of corporations having general business purposes under the Minnesota Business Corporation Act.

U-46, 600

ARTICLE III.

The location and post office address of its registered office within the State of Minnesota shall be 1800 Midwest Plaza Building, Minneapolis, Minnesota, 55402.

ARTICLE IV.

The time for the commencement of this corporation shall be the date upon which these Articles of Incorporation are filed in the office of the Secretary of State of Minnesota, and its duration shall be perpetual.

ARTICLE V.

(a) The capital stock of this corporation shall consist of Twenty-five Thousand (25,000) shares of common stock at One Dollar ($1.00) par value.

(b) No holder of stock of this corporation shall be entitled to any cumulative voting rights.

(c) The capital stock of this corporation shall be issued in the manner, at the times, in such amounts, and for such consideration in money or property or both, as the Board of Directors may, from time to time, determine. The Board of Directors shall have the authority to fix the terms, provisions and conditions of, and authorize the issuance of options, warrants, or rights to purchase or subscribe for shares of its common stock, including the price or prices at which shares may be purchased or subscribed for.

(d) No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class of stock of this corporation allotted or sold or to he allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class of stock of this corporation, nor any right of subscription to any part thereof.

ARTICLE VI.

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect or as the same may hereafter be amended.

ARTICLE VII.

The amount of stated capital with which this corporation shall begin business shall be the sum of One Thousand Dollars ($1,000.00).

ARTICLE VIII.

The name and post office address of the incorporator forming this corporation is:

Ralph Strangis

1800 Midwest Plaza

Minneapolis, Minnesota 55402

U-16, 601

ARTICLE IX.

(a) The management of the corporation shall be vested in a Board of Directors whose number shall be determined in accordance with the Bylaws of this corporation. The first Board of Directors of the corporation, who shall hold office until the next annual meeting of shareholders and until their successors are elected shall consist of:

Ralph Strangis

1800 Midwest Plaza

Minneapolis, Minnesota 55402

Michael D. Goldner

1800 Midwest Plaza

Minneapolis, Minnesota 55402

Andris A. Baltins

1800 Midwest Plaza

Minneapolis, Minnesota 55402

(b) The Board of Directors shall have the authority to make and alter Bylaws, subject to the power of the stockholders to change or repeal such Bylaws.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17th day of June     , 1977.

In the Presence Of:

State of Minnesota	)
	)	ss.:
County of Hennepin	)

On this 17th day of June     , 1977, before me a notary public within and for said county, personally appeared Ralph Strangis to me known to be the person named in and who executed the foregoing Articles of Incorporation, and he acknowledged that he executed the same as his free act and deed and for the uses and purposes therein expressed.

U-46, 602

2Z-795	CERTIFICATE OF CHANGE OF REGISTERED OFFICE
	by	Q-52, 624
Anagram Inc.
(name of corporation)

Pursuant to Minnesota Statutes Section 301.33 or 317.19, the undersigned, Rick Keives, hereby certifies that the Board of
(name)
Directors of Anagram Inc., a Minnesota corporation, has resolved to change the corporation’s registered office from:
(name of corporation)

1000 Midwest Plaza	Minneapolis	Hennepin	55402
(no. & street)	(city)	(county)	(zip)
to
430 IDS Center	Minneapolis	Hennepin	55402
(no. & street)	(city)	(county)	(zip)

The effective date of the change will be the      day of             , 1990 or the day of filing of this certificate with the Secretary of State, whichever is later.

DATED	4-14-80	SIGNED
Rick Keives
Vice President
(title or office)

For Use By Secretary of State - Receipt Number	For Use By Secretary of State - File Data

318426

PLEASE READ DIRECTIONS ON REVERSE SIDE BEFORE COMPLETING

2Z-795	CERTIFICATE OF CHANGE OF REGISTERED OFFICE	S-56, 513

by

ANAGRAM, INC.
(name of corporation)

Pursuant to Minnesota Statutes Section 301.33 or 317.19, the undersigned, Garry Kieves, hereby certifies that the Board of
(name)
Director of Anagram, Inc., a Minnesota corporation, has resolved to change the corporation’s registered office from:
(name of corporation)

438 IDS Center, 80 South Eighth Street,	Minneapolis	Hennepin	55402
(no. & street)	(city)	(county)	(zip)

	to

555 Pillsbury Center	Minneapolis	Hennepin	55402
(no. & street)	(city)	(county)	(zip)

The effective date of the change will be the 28th day of December, 1981 or the day of filing of this certificate with the Secretary of State, whichever is later.

DATED	December 28, 1981	SIGNED
Garry Kieves President
(title or office)

Use By Secretary of State - Receipt Number	For Use By Secretary of State - File Data

483777 487881

PLEASE READ DIRECTIONS ON REVERSE SIDE BEFORE COMPLETING

2Z-795		X-56, 531
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF ANAGRAM INC.

We, the undersigned, Garry Kieves and Rick Keives, President and Vice President and Secretary, respectively, of ANAGRAM INC., a Minnesota corporation, do hereby certify that resolutions as hereinafter set forth were adopted by a unanimous action in writing signed by all of the stockholders of Anagram Inc., for the purpose of amending the Articles of Incorporation of the corporation.

WHEREAS, the Board of Directors has deemed it advisable to change the corporate name of the corporation and has proposed an amendment to the Articles of Incorporation of the corporation;

NOW THEREFORE, BE IT HEREBY RESOLVED, that Article I of the Articles of incorporation be and the name is hereby amended by deleting the present Article I and inserting in lieu thereof the following Article I:

“ARTICLE I. The name of this corporation shall be: Anagram International, Inc.”

RESOLVED, FURTHER, that the President or any Vice President, acting alone or with the Secretary of an Assistant Secretary, be and they each are hereby authorized and empowered to take any and all action necessary or required in order to file for record with the Secretary of State of Minnesota and in any other jurisdiction the foregoing amendment to the Articles of Incorporation and to take all other action necessary with respect to the change of name of the corporation.

IN WITNESS WHEREOF, we have subscribed our names hereto this 25th day of February, 1982,

In the Presence of:

Garry Kieves, President

Rick Keives, Vice President and Secretary

X-56, 532

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

Garry Kieves and Rick Keives, being first duly sworn, on oath, depose and say that they are respectively the President and Vice President and Secretary of Anagram Inc., the corporation named in the foregoing certificate; that said certificate contains a true statement of the action of the shareholders of said corporation, duly taken as aforesaid; that the seal affixed to said instrument is the corporate seal of said corporation; that said certificate is executed on behalf of said corporation by its express authority, and they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

Subscribed and sworn to before me this 25th day of February, 1982.
Garry Kieves

Rick Keives

2Z-795	Q-57,347

CONSENT TO THE USE OF AN ASSUMED NAME OR CORPORATE NAME

ANAGRAM INTERNATIONAL, INC., a corporation, hereby consents to the use of the name ANAGRAM by ANAGRAM OVERSEAS, INC. located at 555 Pillsbury Center, Minneapolis, Hennepin County, Minnesota 55402 unconditionally.

I swear that the foregoing is true and accurate and that I have the authority to consent to the use of this name on behalf of ANAGRAM INTERNATIONAL, INC.

Rick Keives, Vice President

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 9 day of June, 1982.

Notary Public

Note: Conditions must be privately enforced.

2Z-795	State of Minnesota Office of the Secretary of State Notice of Change of Registered Office — Registered Agent or Both by	2191

Name of Corporation Anagram International, Inc.

Pursuant to Minnesota Statutes, Section 302A.123, 303.10, 317.19, 317A.123 or 308A.025 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation’s registered office and/or agent to:

Agent’s Name	If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE CORPORATE NAME NONE
Address (No. & Street)	(You may not list a P.O. Box, but you may list a rural route and box number.) 7625 Cahill Road
	City	County		Zip
	Minneapolis	Hennepin	MN	55435
Mailing Address	(If different than address above — P.O. Box is acceptable)
	City	County		Zip
MN

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3., 303.02, Subd. 5, 317.02 Subd. 13., 317A.01 Subd. 2.

This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State in this box:

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as If I had signed this certificate under oath.

Name of Officer or Other Authorized Agent of Corporation	Signature

James Plutt (Please Print)
Title or Office	Date
Corporate Secretary	November 6, 1989

Do not write below this line. For Secretary of State’s use only.

Receipt Number		File Data	D.A.R.
	374716
Filing Fee:	$35.00
Return to:	Business Services Division Office of the Secretary of State 180 State Office Building St. Paul, MN 65166 (612) 296-2803
Make checks payable to: Secretary of State
SC.00014.00

2Z-795	State of Minnesota Office of the Secretary of State Notice of Change of Registered Office — Registered Agent or Both by	3071

Name of Corporation ANAGRAM INTERNATIONAL, INC.

Pursuant to Minnesota Statutes, Section 302A.123, 303.10, 317.19, 317A, 123 or 308A.025 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation’s registered office and/or agent to:

Agent’s Name	If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE CORPORATE NAME Robert T. York
Address (No. & Street)	(You may not list a P.O. Box, but you may list a rural route and box number.) 5500 Norwest Center, 90 South Seventh Street
	City	County		Zip
	Minneapolis	Hennepin	MN	55402
Mailing Address	(If different than address above — P.O. Box is acceptable) 5500 Norwest Center, 90 South Seventh Street
	City	County		Zip
	Minneapolis	Hennepin	MN	55402

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3., 303.02, Subd. 5, 317.02 Subd. 13., 317A.01 Subd. 2.

This change is effective on the day it is filled with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:
June 30, 1989

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

Name of Officer or Other Authorized Agent of Corporation	Signature

James Plutt (Please Print)
Title or Office	Date
Vice President and Secretary	March 12, 1990

Do not write below this line. For Secretary of State’s use only.

Receipt Number		File Data
	550858
Filing Fee:	$35.00
Return to:	Business Services Division Office of the Secretary of State 180 State Office Building St. Paul, MN 66155 (612) 296-2803
Make checks payable to: Secretary of State
SC-00014-06

2Z-795 5B-1090	ARTICLES OF MERGER	1564

OF

AFFINITY DIVERSIFIED INDUSTRIES, INC.

(A Minnesota Corporation)

INTO

ANAGRAM INTERNATIONAL, INC.

(A Minnesota Corporation)

Pursuant to sections 302A.601 to 302A.615 of the Minnesota Statutes, the undersigned corporations execute the following articles of merger:

FIRST: The name and state of incorporation of each constituent corporation are as follows:

Name of Corporation	State of Incorporation
Affinity Diversified Industries, Inc.	Minnesota
Anagram International, Inc.	Minnesota
SECOND: The name of the surviving corporation is:
Anagram International, Inc.

THIRD: The following plan of merger was approved by unanimous action in writing by the directors and sole shareholder of each constituent corporation:

1. Name of Corporations. The names of the corporations planning to merge are Affinity Diversified Industries, Inc., a Minnesota corporation, and Anagram International, Inc., a Minnesota corporation.

2. Surviving Corporation. The name of the surviving corporation shall be Anagram International, Inc.

3. Manner and Basis of Converting Shares. Inasmuch as the sole shareholder of Anagram International, Inc. is also the sole shareholder of Affinity Diversified Industries, Inc., at the Effective Time (as hereinafter defined) the issued and outstanding common stock of Affinity Diversified Industries, Inc. shall, by virtue of the Merger (as hereinafter defined) and without any action of the holder thereof, be cancelled.

1565

4. Terms and Conditions of Merger. The terms and conditions of the merger (the “Merger”) are as follows:

(a) At the Effective Time:

(1) Affinity Diversified Industries, Inc. shall be merged with and into Anagram International, Inc. with Anagram International, Inc. as the surviving corporation, said two corporations sometimes collectively referred to herein as the “Constituent Corporations.”

(2) The separate existence of Affinity Diversified Industries, Inc. shall cease and the corporate existence of Anagram International, Inc. shall continue unimpaired and unaffected by the Merger.

(3) Anagram International, Inc. shall thereupon and thereafter possess all the rights, privileges, powers, immunities and franchises, of a public as well as of a private nature of each of the constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in Anagram International, Inc. without further act or deed; and the title to any real estate, or any interest therein, vested in either Constituent corporation shall not revert nor be in any way impaired by reason of the Merger; Anagram International, Inc. shall, therefore, be responsible and liable for all the liabilities and obligations of each of the Constituent corporations; and any claim existing or action or proceeding pending by or against either of such constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations hall be impaired by the Merger.

(b) The Articles of Incorporation of Anagram International, Inc. shall not be amended as a result of this Plan or the Merger.

(c) The board of directors of Anagram International, Inc. shall continue in office until successors are duly elected and qualified in accordance with the Bylaws of Anagram International, Inc. and the Minnesota Business Corporation Act.

(d) The officers of Anagram International, Inc. shall continue as the officers until their successors are duly elected and qualified in accordance with the Bylaws of Anagram International, Inc. and the Minnesota Business Corporation Act.

1566

(e) The Merger shall be effective when the Articles of Merger have been filed with the Minnesota Secretary of State (the “Effective Time”).

FOURTH: The plan of merger was approved by each Constituent Corporation in accordance with Chapter 302A of the Minnesota Statutes.

Dated this 31st day of December, 1991.

AFFINITY DIVERSIFIED INDUSTRIES, INC.

By:
Garry Kieves
Its: President and Treasurer

ANAGRAM INTERNATIONAL, INC.

By:
Garry Kieves
Its: President and Treasurer

2Z-795	0308

CERTIFICATE OF AMENDMENT

ARTICLES OF INCORPORATION OF

ANAGRAM INTERNATIONAL, INC.

The undersigned, the Secretary of Anagram International, Inc., a Minnesota corporation (the “Corporation”), does hereby certify that pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following resolutions were adopted by the unanimous action in writing by all of the Shareholder and all of the Directors of the corporation on December 29, 1992.

NOW, THEREFORE BE IT RESOLVED that the following amendment, to the Articles of Incorporation is hereby adopted:

ARTICLE V

(a)	The capital stock of this corporation shall consist of Twenty-five Thousand (25,000) shares of stock at One Dollar ($1.00) par value.

(b)	No holder of stock of this corporation shall be entitled to any cumulative voting rights.

(c)	The capital stock of this corporation shall be issued in the manner, at the times, in such amounts, and for such consideration in money or property or both, as the Board of Directors may, from time to time, determine. The Board of Directors shall have the authority to establish more than one class or series of stock, to designate the rights and preferences thereof and to fix the terms, provisions and conditions of, and authorize the issuance of options, warrants, or rights to purchase or subscribe for shares of its common stock, including the price or prices at which shares may be purchased or subscribed for.

(d)	No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class of stock of this corporation allotted or sold or to be allotted or sold and how or hereafter authorized, or to any obligations or securities convertible into any class of stock of this corporation, nor any right of subscription to any part thereof.

007368

0309

IN WITNESS HEREOF, the undersigned has hereunto set his hand this 30th day of December, 1992.

Secretary

7727
2Z-795	STATEMENT OF DESIGNATION, PREFERENCES AND RIGHTS OF NON-VOTING COMMON STOCK OF ANAGRAM INTERNATIONAL, INC.

The undersigned, Secretary of Anagram International, Inc., a Minnesota corporation (the “Company”) does hereby certify that pursuant to the provisions of Minnesota Statutes, Section 302A.401, Subd. 3(b) and Article V of the Amended Articles of Incorporation, the members of the board of directors of the Company, acting by unanimous written action dated December 29, 1992, adopted the following resolution authorizing the creation and issuance of a series of common stock designated as non-voting common stock.

RESOLVED, that out of the Company’s authorized capital of 25,000 shares, 5,000 shares are hereby designated as Non-Voting Common Stock, which stock has identical rights and preferences to the Voting Common Stock with respect to all matters except the voting rights.

IN WITNESS WHEREOF, Anagram International, Inc. has caused this statement to be signed by its duly authorized Secretary December 31, 1995.

ANAGRAM INTERNATIONAL, INC.

By
James Plutt, Secretary

anagram\design.1

212353

3933
MINNESOTA SECRETARY OF STATE
2Z-795 NOTICE OF CHANGE OF REGISTERED OFFICE/ REGISTERED AGENT Please read the instructions on the back before completing this form.

1.	Entity Name:

ANAGRAM INTERNATIONAL, INC

2.	Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

7700 ANAGRAM DRIVE	EDEN PRAIRIE	MN	55344
Street	City	State	Zip Code

3.	Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):

NONE

If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A.123,303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 809.48 as If I had signed this notice under oath.

Signature of Authorized Person

Name and Telephone Number of a Contact Person:	JAMES M. PLUTT	(612) 947 5632
please print legibly

Filing Fee: Minnesota Corporations, Cooperatives and Limited Liability Companies: $36.00.

Non-Minnesota Corporations: $60.00.

03830276 Rev. 11/08	Make checks payable to Secretary of State Return to: Minnesota Secretary of State 180 State Office Bldg. 100 Constitution Ave. St. Paul, MN 55155-1299 (651)296-2003

600609